                                                                 EXHIBIT (a)(5)

                           OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                             MICRODYNE CORPORATION
                                      AT
                              $5.00 NET PER SHARE
                                      BY

                          L-M ACQUISITION CORPORATION
                         A WHOLLY OWNED SUBSIDIARY OF


                         L-3 COMMUNICATIONS CORPORATION

                          A WHOLLY OWNED SUBSIDIARY OF


                       L-3 COMMUNICATIONS HOLDINGS, INC.
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THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON THURSDAY, JANUARY 7, 1999, UNLESS THE OFFER IS EXTENDED.
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To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated December 9, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") relating to the offer by L-M Acquisition Corporation, a Maryland corporation ("Purchaser") and a wholly owned subsidiary of L-3 Communications Corporation, a Delaware corporation ("Parent") and a wholly owned subsidiary of L-3 Communications Holdings, Inc., a Delaware corporation ("Holdings"), to purchase all of the outstanding shares of Common Stock, par value $0.10 per share (the "Shares"), of Microdyne Corporation, a Maryland corporation (the "Company"), at a purchase price of $5.00 per Share, net to the seller in cash, without interest thereon, less applicable withholding taxes upon the terms and subject to the conditions set forth in the Offer. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

     Your attention is directed to the following:

    1. The tender price is $5.00 per Share, net to the seller in cash without interest thereon.

    2. The Offer is made for all of the outstanding Shares.

    3. The Board of Directors of the Company has unanimously determined that the Merger Agreement (as defined below) and the transactions contemplated thereby, including each of the Offer and the Merger (as defined below), are fair to and in the best interests of the holders of the Shares and resolved to recommend that the holders of the Shares accept the Offer and tender their Shares to Purchaser.

    4. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of December 3, 1998 (the "Merger Agreement"), which provides that subsequent to the consummation of the Offer, Purchaser will merge with and into the Company (the "Merger"). At the effective time of the Merger (the "Effective Time"), each then outstanding Share (other than each Share owned by Parent or Purchaser and, if Appraisal Rights are available because the Shares are no longer listed on Nasdaq on the Appraisal Date (each as defined in the Merger Agreement), Shares held by stockholders who have not voted in favor of or consented to the Merger and who have properly demanded appraisal of their Shares in accordance with Section 3-203 of the Maryland General Corporation Law) will be cancelled, extinguished and converted into the right to receive $5.00 in cash, without interest, less any withholding taxes required under applicable law.

    5. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Thursday, January 7, 1999, unless the Offer is extended.

    6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

    7. The Offer is conditioned upon, among other things, (i) there being validly tendered and not properly withdrawn prior to the expiration of the Offer a number of Shares which, together with any shares owned by Holdings, Parent or Purchaser, or any controlled affiliate thereof, constitutes at least a majority of the voting power (determined on a fully-diluted basis), on the date of purchase, of all the securities of the Company entitled to vote generally in the election of directors or in a merger and (ii) the expiration or termination of any waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and any ancillary documents thereto and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer, Purchaser will make a good faith effort to comply with such statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to nor will tenders be accepted from or on behalf of the holders of Shares in such state. In any jurisdiction where the securities, "blue sky" or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Lehman Brothers Inc., as Dealer Manager, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     IF YOU WISH TO HAVE US TENDER ANY OR ALL OF THE SHARES HELD BY US FOR YOUR ACCOUNT, PLEASE INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM CONTAINED IN THIS LETTER. IF YOU AUTHORIZE A TENDER OF YOUR SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED IN SUCH INSTRUCTION FORM. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

                       INSTRUCTIONS WITH RESPECT TO THE
                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                             MICRODYNE CORPORATION
                                      BY
                          L-M ACQUISITION CORPORATION
                         A WHOLLY OWNED SUBSIDIARY OF

                         L-3 COMMUNICATIONS CORPORATION
                         A WHOLLY OWNED SUBSIDIARY OF

                       L-3 COMMUNICATIONS HOLDINGS, INC.

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated December 9, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal pursuant to an offer by L-M Acquisition Corporation, a Maryland corporation and a wholly owned subsidiary of L-3 Communications Corporation, a Delaware corporation and a wholly owned subsidiary of L-3 Communications Holdings, Inc., a Delaware Corporation, to purchase all outstanding shares of Common Stock, par value $0.10 per share (the "Shares"), of Microdyne Corporation, a Maryland corporation, at a purchase price of $5.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

DATE:
     ------------------

                       NUMBER OF SHARES TO BE TENDERED:*

                                           SHARES
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                                   SIGN HERE

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                                  SIGNATURE(S)



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                              PLEASE PRINT NAME(S)


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                                  ADDRESS(ES)


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                         AREA CODE AND TELEPHONE NUMBER


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               TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER

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*    Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.